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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): August 28, 2001

The Wet Seal, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-18632 (Commission File Number)	33-0415940 (IRS Employer Identification No.)
26972 Burbank Foothill Ranch, California (Address of principal executive offices)		92610 (zip code)

(949) 583-9029
Registrant's telephone number, including area code

(Former name or address, if changed since last report)

Item 5. Other Events.

     On August 28, 2001, The Wet Seal, Inc. (the "Company") announced that effective immediately Christopher G. Staff resigned as President and Chief Operating Officer of the Company. Mr. Staff's duties will be assumed by Kathy Bronstein, Vice Chairman and Chief Executive Officer and Walter Parks, Executive Vice President and Chief Financial Officer.

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Wet Seal, Inc. (Registrant)

Dated: August 29, 2001	By:	/s/ WALTER PARKS
	Name:	Walter Parks
	Title:	Executive Vice President and Chief Financial Officer

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  Item 5. Other Events.
SIGNATURES